                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              __________________

                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       JUNE 19, 2000


                            BERKSHIRE HATHAWAY INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                        1-04905                 47-0813844
(STATE OR OTHER JURISDICTION            (COMMISSION            (I.R.S. EMPLOYER
     OF INCORPORATION)                  FILE NUMBER          IDENTIFICATION NO.)

1440 Kiewit Plaza
Omaha, Nebraska                                                    68131
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE             (402) 346-1400
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ITEM 5.  OTHER EVENTS

     On June 19, 2000, Berkshire Hathaway Inc., a Delaware corporation ("Berkshire"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among Berkshire, J Acquisition Corp., a Texas corporation and a wholly owned subsidiary of the Company ("Purchaser"), and Justin Industries, Inc., a Texas corporation ("Justin").

     Pursuant to the Merger Agreement, Purchaser will offer to purchase, through a cash tender offer, all of the outstanding shares of Justin's common stock for $22.00 per share. The cash tender will commence by June 27, 2000 and is not subject to any financing conditions. Following the tender offer, subject to the terms of the Merger Agreement, Purchaser will merge with Justin. In the merger, Justin's shareholders will receive $22.00 per share in cash for each share of Justin's common stock. The offer is conditioned upon, among other things, there being tendered and not withdrawn prior to the expiration date of the offer at least 67% of outstanding Justin common shares on a fully-diluted basis. This condition can be waived by Purchaser under certain circumstances. The offer will expire twenty business days after it is commenced, but it may be extended by Purchaser under certain circumstances. The acquisition is subject to regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions.

     The Justin Board of Directors unanimously approved the Merger Agreement. Mr. John S. Justin, Jr. and trusts that he controls (the "Stockholders"), which own approximately 20% of the outstanding Justin shares, have agreed, pursuant to a Stockholders Agreement, dated as of June 19, 2000 (the "Stockholders Agreement"), among Berkshire, Purchaser and the Stockholders, to tender all of their shares and to vote all of their shares in favor of the merger and against any alternative acquisition proposal. In addition, the Stockholders have granted Purchaser an option with respect to their shares exercisable under certain conditions.

     A copy of the Merger Agreement is attached hereto as Exhibit 10.1 and a copy of the Stockholders Agreement is attached hereto as Exhibit 10.2. The foregoing descriptions of the Merger Agreement and the Stockholders Agreement are qualified in their entirety by reference to the Merger Agreement and Stockholders Agreement. A copy of the press release announcing the transaction is filed with the Securities and Exchange Commission under cover of a Tender Offer Statement on Schedule TO that is filed on the same day as this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 7.  EXHIBITS

10.1* Agreement and Plan of Merger, dated as of June 19, 2000, by and among Berkshire Hathaway Inc., J Acquisition Corp. and Justin Industries, Inc..

10.2 Stockholders Agreement, dated as of June 19, 2000, among Berkshire Hathaway Inc., J Acquisition Corp., John S. Justin, Jr., the John and Jane Justin Charitable Remainder Unitrust under Agreement dated June 20, 1998, and the John S. Justin Jr. Charitable Remainder Trust under Agreement dated October 12, 1992.

99.1 Press Release issued by Justin Industries, Inc. and Berkshire Hathaway Inc. on June 20, 2000 (incorporated herein by reference to the Tender Offer Statement on Schedule TO filed by Berkshire Hathaway Inc. on June 20, 2000).


________________

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger are omitted. The exhibit contains a list identifying the contents of all schedules and Berkshire agrees to furnish supplementally copies of such schedules to the Commission upon request.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BERKSHIRE HATHAWAY INC.

                                           /s/ Marc D. Hamburg
                                        --------------------------------
Date:  June 20, 2000                    By: Marc D. Hamburg
                                        Vice President and
                                        Chief Financial Officer
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                                 EXHIBIT INDEX

Exhibit No.  Description

10.1* Agreement and Plan of Merger, dated as of June 19, 2000, by and among Berkshire Hathaway Inc., J Acquisition Corp. and Justin Industries, Inc..

10.2 Stockholders Agreement, dated as of June 19, 2000, among Berkshire Hathaway Inc., J Acquisition Corp., John S. Justin, Jr., the John and Jane Justin Charitable Remainder Unitrust under Agreement dated June 20, 1998, and the John S. Justin Jr. Charitable Remainder Trust under Agreement dated October 12, 1992.

99.1 Press Release issued by Justin Industries, Inc. and Berkshire Hathaway Inc. on June 20, 2000 (incorporated herein by reference to the Tender Offer Statement on Schedule TO filed by Berkshire Hathaway Inc. on June 20, 2000).


________________

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger are omitted. The exhibit contains a list identifying the contents of all schedules and the Registrant agrees to furnish supplementally copies of such schedules to the Commission upon request.